CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
1st State Bancorp, Inc.


We consent to the use of our report incorporated herein by reference, and to the reference to our firm under the heading
"Experts" in the Prospectus.



                         /s/  KPMG LLP

Raleigh, North Carolina
June 6, 2000